Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-3304

lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports

First Quarter Fiscal 2015 Financial Results

SPRINGFIELD, Mass., August 26, 2014 -- Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced its financial results for the fiscal 2015 first quarter ended July 31, 2014.

First Quarter Fiscal 2015 Financial Highlights

•	Net sales for the first quarter were $131.9 million, a decrease of $39.2 million from the first quarter last year, primarily due to lower sales of long guns, including modern sporting rifles, which drove 87% of the first quarter decline. As expected, sales of long guns, including modern sporting rifles, were negatively impacted by lower consumer demand. Handgun sales showed continued consumer demand for the company’s small concealed carry polymer pistols and revolvers, although those sales were more than offset by lower sales of large frame polymer pistols.

•	Gross profit for the first quarter was $49.1 million, or 37.2% of net sales, compared with gross profit of $72.8 million, or 42.6% of net sales, for the comparable quarter last year. While gross profit margin was favorably impacted by the company’s acquisition of the assets of its principal injection molding supplier in May, total gross profit declined as a result of reduced sales volumes of modern sporting rifles and related decreases in fixed-cost absorption, combined with three fewer production days versus the first quarter last year.

•	Operating expenses for the first quarter were $23.3 million, or 17.7% of net sales, compared with operating expenses of $24.8 million, or 14.5% of net sales, for the first quarter of 2014.

•	Operating income for the first quarter was $25.8 million, or 19.5% of net sales, compared with operating income of $48.0 million, or 28.1% of net sales, for the first quarter of 2014.

•	Income from continuing operations for the first quarter was $14.6 million, or $0.26 per diluted share, compared with income from continuing operations of $26.5 million, or $0.40 per diluted share, for the first quarter of 2014.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the first quarter was $33.6 million, compared with $55.2 million for the first quarter last year.

•	Operating cash generated for the first quarter was $10.8 million. Internal capital spending totaled $14.6 million, and the company used an additional $24.1 million of cash to acquire the assets of its principal injection molding supplier.

•	Cash and cash equivalents as of July 31, 2014 were $83.5 million, up from $68.9 million at April 30, 2014.

Jeffrey D. Buchanan, Smith & Wesson Holding Corporation Executive Vice President and Chief Financial Officer, stated, “We continued to add flexibility to our balance sheet in the first quarter by raising $75.0 million in proceeds through the issuance of our new 5.000% Senior Notes due 2018. We also leveraged our strong cash position to generate value for our stockholders by completing all share repurchases authorized by our Board of Directors under our share repurchase program. During the quarter, we repurchased $30.0 million of our common stock. Since December 2012, we have repurchased a total of 14.4 million shares of our common stock for $165.0 million, representing a total reduction in shares outstanding of 21.7%.”

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, stated, “Our results for the first quarter met our expectations and reflected continued execution on our strategy. We launched our new M&P®22 Compact, a tactical rimfire pistol that delivers the popular features of our M&P centerfire pistol in a smaller scale version. We also joined forces with Crimson Trace® to introduce enhanced, integrated laser sighting systems for our popular line of M&P BODYGUARD® handguns. Operationally, we completed the acquisition of the assets of our principal injection molding supplier, an action that strengthened our business and contributed favorably to gross margin and net income in the quarter.”

Debney continued, “We believe that the current environment reflects high inventories industry-wide resulting from channel replenishment that occurred following an earlier surge in consumer buying. That environment, combined with typical seasonality that slows consumer buying activity during the summer, is causing us to lower our financial outlook for fiscal 2015. We expect that these conditions will have the largest impact on our second fiscal quarter, especially on sales of our modern sporting rifles, and that we will return to a more normalized environment in the second half of our current fiscal year. We believe that our operational and financial strength and flexibility will benefit us in the short term, and we remain focused on our strategy to take handgun market share. We expect the industry will continue to deliver growth over the long term.”

Financial Outlook

The company expects net sales for the second quarter of fiscal 2015 to be between $100.0 million and $110.0 million and GAAP earnings per diluted share from continuing operations of between $0.04 and $0.08.

Fiscal 2015 net sales are anticipated to be between $530.0 million and $540.0 million. The company anticipates GAAP earnings per diluted share from continuing operations of between $0.89 and $0.94 for fiscal 2015. The company believes that results within this range would generate a cash balance at the end of fiscal 2015 in excess of $125.0 million.

Conference Call and Webcast

The company will host a conference call and webcast today, August 26, 2014, to discuss its first quarter fiscal 2015 financial and operational results. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at (857) 244-7304 and reference conference code 73268897. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “Adjusted EBITDAS”, are presented. From time-to-time, the company considers and uses Adjusted EBITDAS as a supplemental measure of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based compensation expense, DOJ and SEC costs, and certain other transactions. See the attached “Reconciliation of GAAP Income from Operations to Adjusted EBITDAS” for a detailed explanation of the amounts excluded from and included in net income to arrive at Adjusted EBITDAS for the three-month periods ended July 31, 2014 and 2013.

Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P®, and Thompson/Center Arms™. Smith & Wesson facilities are located in Massachusetts, Maine, and Connecticut. For more information on Smith & Wesson, call (800) 331-0852 or log on to www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the negative impact of lower consumer demand on our sales; the continued consumer demand for our small concealed carry pistols and revolvers; our belief that we added flexibility to our balance sheet by virtue of our new senior notes; our belief we have leveraged our strong cash position to generate value for our stockholders through our share repurchase program; our belief that the new M&P22 Compact will deliver popular features; the success of the M&P22 Compact and our relationship with Crimson Trace, including for laser sighting systems for our M&P BODYGUARD handguns; our belief that our acquisition of the assets of our principal injection molding supplier strengthened our business; our belief that the current environment reflects high, industry-wide inventories resulting from channel replenishment that occurred following an earlier surge in consumer buying; our expectation regarding the impact of the current environment, combined with typical seasonality that slows consumer buying activity during the summer, on our financial outlook for fiscal 2015; our expectation that such conditions will have the largest impact on our second fiscal quarter, and that we will return to a more normalized environment in the second half of our current fiscal year; our belief that our operational and financial strength and flexibility will benefit us in the short term; our continued focus on our strategy to take market share; our expectation that the industry will continue to deliver growth over the long term; our expectations for net sales and GAAP earnings per diluted share from continuing operations for the second quarter of fiscal 2015 as well as net sales and GAAP earnings per diluted share from continuing operations for fiscal 2015; and our expectations for our cash balance at the end of fiscal 2015. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters; the state of the U.S. economy; general economic conditions and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate the assets we acquired from our principal injection molding supplier in a successful manner; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2014.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	July 31, 2014	July 31, 2013
	(In thousands, except per share data)
Net sales	$131,869	$171,020
Cost of sales	82,751	98,247

Gross profit	49,118	72,773

Operating expenses:
Research and development	1,457	1,358
Selling and marketing	7,947	7,548
General and administrative	13,944	15,853

Total operating expenses	23,348	24,759

Operating income	25,770	48,014

Other income/(expense):
Other income/(expense), net	(6)	5
Interest income	24	102
Interest expense	(1,984)	(6,673)

Total other income/(expense), net	(1,966)	(6,566)

Income from continuing operations before income taxes	23,804	41,448
Income tax expense	9,186	14,922

Income from continuing operations	14,618	26,526
Discontinued operations:
Loss from operations of discontinued security solutions division	(95)	(52)
Income tax benefit	(33)	(3)

Loss from discontinued operations	(62)	(49)

Net income	$14,556	$26,477

Net income per share:
Basic - continuing operations	$0.27	$0.41

Basic - total	$0.27	$0.41

Diluted - continuing operations	$0.26	$0.40

Diluted - total	$0.26	$0.40

Weighted average number of common shares outstanding:
Basic	54,829	64,235
Diluted	56,145	65,622

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	July 31, 2014	April 30, 2014
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$83,458	$68,860
Accounts receivable, net of allowance for doubtful accounts of $850 on July 31, 2014 and $844 on April 30, 2014	53,411	55,890
Inventories	101,317	86,742
Prepaid expenses and other current assets	8,197	5,958
Deferred income taxes	16,880	17,094
Income tax receivable	—	4,627

Total current assets	263,263	239,171

Property, plant, and equipment, net	133,585	120,440
Intangibles, net	4,259	3,425
Goodwill	14,013	—
Other assets	20,635	18,467

	$435,755	$381,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,874	$37,688
Accrued expenses	14,958	16,051
Accrued payroll	7,800	15,816
Accrued income taxes	4,125	—
Accrued taxes other than income	4,340	5,359
Accrued profit sharing	12,310	11,060
Accrued product/municipal liability	996	1,056
Accrued warranty	5,160	5,513

Total current liabilities	85,563	92,543

Deferred income taxes	11,204	11,418

Notes payable	175,000	100,000

Other non-current liabilities	11,029	10,719

Total liabilities	282,796	214,680

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 68,989,945 shares issued and 53,427,323 shares outstanding on July 31, 2014 and 68,809,986 shares issued and 55,352,679 shares outstanding on April 30, 2014	69	69
Additional paid-in capital	212,845	211,225
Retained earnings	112,295	97,739
Accumulated other comprehensive income	73	73
Treasury stock, at cost (15,562,622 common shares on July 31, 2014 and 13,457,307 common shares on April 30, 2014)	(172,323)	(142,283)

Total stockholders’ equity	152,959	166,823

	$435,755	$381,503

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	July 31, 2014	July 31, 2013
	(In thousands)
Cash flows from operating activities:
Net Income	$14,556	$26,477
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	6,105	5,683
(Gain)/loss on sale/disposition of assets	(88)	74
Provisions for/(recoveries of) losses on accounts receivable	17	(192)
Stock-based compensation expense	1,579	2,202
Changes in operating assets and liabilities:
Accounts receivable	5,213	(7,476)
Inventories	(11,601)	(234)
Prepaid expenses and other current assets	(2,239)	(2,246)
Income tax (payable)/receivable	8,752	(1,499)
Accounts payable	(2,184)	2,314
Accrued payroll	(8,377)	(5,132)
Accrued taxes other than income	(1,019)	(749)
Accrued profit sharing	1,250	2,848
Accrued other expenses	(1,121)	311
Accrued product/municipal liability	(60)	72
Accrued warranty	(353)	156
Other assets	(110)	(4,598)
Other non-current liabilities	460	1,000

Net cash provided by operating activities	10,780	19,011

Cash flows from investing activities:
Payments for the net assets of Tri Town Precision Plastics, Inc.	(24,095)	—
Receipts from note receivable	21	19
Payments to acquire patents and software	(34)	(41)
Proceeds from sale of property and equipment	—	12
Payments to acquire property and equipment	(14,588)	(12,035)

Net cash used in investing activities	(38,696)	(12,045)

Cash flows from investing activities:
Proceeds from loans and notes payable	75,000	101,584
Cash paid for debt issue costs	(2,337)	(3,167)
Payments on capital lease obligation	(150)	(150)
Payments on loans and notes payable	—	(43,876)
Payments to acquire treasury stock	(30,040)	(15,993)
Proceeds from exercise of options to acquire common stock	424	534
Payroll taxes paid as a result of restricted stock unit withholdings	(444)	(11)
Excess tax benefit of stock-based compensation	61	81

Net cash provided by financing activities	42,514	39,002

Net increase in cash and cash equivalents	14,598	45,968
Cash and cash equivalents, beginning of period	68,860	100,487

Cash and cash equivalents, end of period	$83,458	$146,455

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$3,010	$4,573
Income taxes	639	16,329

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO ADJUSTED EBITDAS (Unaudited)

	Three Months Ended July 31, 2014:			Three Months Ended July 31, 2013:
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
Income from operations	$14,618	$(62)	$14,556	$26,526	$(49)	$26,477
Interest expense	1,984	—	1,984	6,673	—	6,673
Income tax expense	9,186	(33)	9,153	14,922	(3)	14,919
Depreciation and amortization	5,839	—	5,839	4,703	—	4,703
Stock-based compensation expense	1,579	—	1,579	2,202	—	2,202
DOJ/SEC costs	433	—	433	208	—	208

Adjusted EBITDAS	$33,639	$(95)	$33,544	$55,234	$(52)	$55,182